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                                                                   EXHIBIT 10.17

                                [NBC LETTERHEAD]

                                        December 15, 1995

Smith Broadcasting Group, Inc.
127 El Paseo
Santa Barbara, California 93101

Attention: Robert N. Smith

Dear Bob:

                 This letter agreement sets forth our mutual agreements with respect to the affiliation with the NBC Television Network ("NBC") of WEYI-TV (Flint-Saginaw), a broadcast television station to be licensed to Smith Television of Michigan License, L.P. ("Smith"), an entity controlled by Smith Broadcasting Group, Inc. Smith and NBC hereby agree as follows:

                 1. Smith will complete its purchase of WEYI on January 3, 1996 and, accordingly, as of such date Smith will be party to the Affiliation Agreement dated July 10, 1995 between NBC and WEYI Associates (predecessor-in-interest to Smith) (the "Flint Agreement"). NBC grants its consent to the assignment of the Flint Agreement to Smith, and Smith agrees to assume the Flint Agreement concurrent with its purchase of the licensee of WEYI-TV. NBC and Smith agree to the following amendments to the Flint
Agreement:

                 - The initial term of the Flint Agreement will be extended to December 31, 2005. NBC agrees to increase WEYI's Network Station Rate from $680 to $750 as of January 1, 2000.

                 - On a one-time basis, NBC will reimburse WEYI for 50% of the cost of upgrading WEYI's transmitter antenna up to a maximum aggregate reimbursement obligation by NBC of $275,000.

                 - NBC will consider in good faith agreeing to pay WEYI additional consideration of up to $40,000 per year in the event that WEYI clears a fourth hour of NBC Daytime Programming earlier than the date required pursuant to the terms of the Flint Agreement; NBC will make such determination based on the date as of which WEYI can first commence clearance of such fourth NBC Daytime hour.

                 2. This letter agreement is a valid, binding and enforceable agreement. We agree to work together diligently to prepare final documentation with respect to Section 1 above. The benefits of this letter agreement are personal to Smith and
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therefore may not be assigned or transferred to any other entity. Each of us agrees to keep the terms of this letter agreement confidential.

                 Please indicate your agreement to the foregoing by signing in the space indicated below:

                                        Very truly yours,

                                        NBC TELEVISION NETWORK

                                        By:    /s/ JOHN DAMIANO
                                            --------------------------------
                                            Name:  John Damiano
                                            Title: SR VP AFFILIATE RELATIONS


AGREED AND ACCEPTED:

SMITH BROADCASTING GROUP, INC.,
On behalf of Smith Television of
Michigan, License, L.P.

By: /s/ ROBERT N. SMITH
--------------------------------
Name:   Robert N. Smith
Title:  President





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